Exhibit 99.01

Glu Mobile Reports Fourth Quarter and Year End 2008 Financial Results

SAN MATEO, Calif.--(BUSINESS WIRE)--February 10, 2009--Glu Mobile Inc. (NASDAQ:GLUU) today announced financial results for the fourth quarter and year ended December 31, 2008. Glu reported fourth quarter consolidated revenue of $21.6 million, an increase of 19%, compared to $18.1 million in the fourth quarter of 2007. The GAAP net loss in the fourth quarter of 2008 was $(37.8) million, or $(1.28) per basic share, compared to a GAAP net loss of $(912,000), or $(0.03) per basic share in the fourth quarter of 2007. GAAP net loss for the fourth quarter of 2008 includes an estimated goodwill impairment of $(23.5) million and an impairment of certain royalty guarantees of $(4.2) million.

Fourth quarter 2008 non-GAAP net loss was $(4.3) million, which includes the $(4.2) million royalty impairment, as compared with 2007 non-GAAP net income of $1.5 million, which included a $1.5 million tax benefit. Non-GAAP net loss was $(0.14) per basic share in the fourth quarter of 2008 as compared with non-GAAP net income of $0.05 per diluted share for the comparable prior year period.

The GAAP net loss for the fourth quarter of 2008 includes an estimated non-cash goodwill impairment charge of approximately $(23.5) million. Based on a combination of factors, including the current economic environment and a decline in our market capitalization, we concluded that there were sufficient indicators to require us to perform an interim goodwill impairment analysis. We have not completed the analysis and expect to finalize it during February or March of 2009. We may make an adjustment to this charge when the analysis is completed, and the final charge will be reported in our Form 10-K for 2008.

“Our actions in the fourth quarter of 2008 to restructure the MIG earnout and bonus payments, extend our line of credit and reduce our operating expenses substantially improved Glu’s liquidity entering 2009,” said Eric Ludwig, Glu’s chief financial officer. “We are focused on managing our operating expenses to deliver positive cash flows in 2009 and further improve our liquidity.”

Revenue for the full year ended December 31, 2008 was $89.8 million, an increase of 34%, compared to revenue for the full year ended December 31, 2007 of $66.9 million. The GAAP net loss for the full year 2008 was $(107.3) million, or $(3.65) per basic share, compared to a GAAP net loss of $(3.3) million, or $(0.14) per basic share for the full year 2007. GAAP net loss for 2008 includes an impairment of goodwill of $(70.1) million, ($23.5) million of which is the company’s current estimate and remains subject to adjustment, and impairments on certain royalty guarantees of $(6.3) million.

Full year 2008 non-GAAP net loss was $(6.0) million, which includes the $(6.3) million royalty impairment, as compared with non-GAAP net income of $2.1 million a year ago. Non-GAAP net loss was $(0.20) per basic share for the full year 2008 as compared with non-GAAP net income of $0.07 per diluted share for the prior year, which included the $1.5 million tax benefit.

A reconciliation of the non-GAAP net income and net loss and EPS to net loss and EPS on a GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Balance Sheets. In addition to the items previously identified, the non-GAAP net loss and non-GAAP net income for all periods presented excludes the effect of foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

“2008 was a challenging year for Glu and the industry. We have spent the last several months focused on setting a solid foundation for executing our business plan in 2009,” said Greg Ballard, Glu’s chief executive officer. “With our recent restructuring activities behind us, we stand well situated to implement a more aggressive publishing strategy for the next generation handsets, such as iPhone, Android, Blackberry and N-Gage, while continuing to deliver the best games for the traditional carrier market. We are committed to operating our business with a focus on revenue and expense alignment and believe that we will exit 2009 with a stronger and more diversified publishing platform and stronger partnerships with our key licensing partners.”

Business Outlook

The following forward-looking statements reflect expectations as of February 10, 2009. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; consumer demand for mobile handsets, including the next generation platforms; carriers' and distributors' marketing to consumers, including premium deck placement; continued uncertainty in the global economic environment; carriers' maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

First Quarter Expectations - Ending March 31, 2009:

  GAAP revenue is expected to be between $18.0 million and $18.5 million
  Non-GAAP operating loss is expected to be between $(600,000) and $(1.0) million
  GAAP net loss is expected to be between $(6.7) million and $(7.1) million, or a loss of between $(0.23) and $(0.24) per basic share
  Weighted average common shares outstanding for the first quarter of 2009 are expected to be approximately 29.7 million basic and 30.5 million diluted
  Non-GAAP net loss is expected to be between $(1.2) million and $(1.6) million or a loss of between $(0.04) and $(0.05) per basic share, which excludes $2.9 million for amortization of intangibles, approximately $1.5 million of anticipated stock-based compensation expense and the non-equity component of the MIG earnout and $1.1 million related to un-hedged foreign exchange losses expected primarily on the revaluation of assets and liabilities

Full Year Expectations - Year Ending December 31, 2009:

  GAAP revenue is expected to be approximately $76 million or down 15% from full year 2008 levels
  Non-GAAP operating profit is expected to be between breakeven and $3.0 million
  GAAP net loss is expected to be between $(16.6) million and $(19.6) million, or a loss of between $(0.56) to $(0.66) per basic share
  Weighted average common shares outstanding for the calendar year 2009 are expected to be approximately 29.9 million basic and 30.8 million diluted
  Non-GAAP net loss is expected to be between breakeven and a loss of $(3.1) million, or between $0.00 and $(0.10) per basic share, which excludes $11.3 million for amortization of intangibles, approximately $4.1 million of anticipated stock-based compensation and the non-equity component of the MIG earnout and $1.1 million related to un-hedged foreign exchange losses expected primarily on the revaluation of assets and liabilities

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (888) 803-5681, or if outside the U.S., (706) 643-8823, with conference ID # 80720638, to access the conference call at least five minutes prior to the 1:30 p.m. PT start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. PT, February 10, 2009, and 8:59 p.m. PT, February 17, 2009, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 80720638.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu's consolidated statements of operations:

  Acquired in-process research and development
  Amortization of intangible assets
  Stock-based compensation expense
  Gain on sale of assets
  Gain/impairment of auction-rate securities
  Restructuring charge
  MIG earnout expenses
  Transitional expenses
  Impairment of goodwill
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("First Quarter Expectations – Ending March 31, 2009" and "Full Year Expectations - Year Ending December 31, 2009"); our expectation that our goodwill impairment charge for the fourth quarter of 2008 will be ($23.5) million; our belief that our liquidity entering 2009 will be substantially improved by our actions taken in the fourth quarter of 2008; our belief that by managing our operating expenses we will be able to deliver positive cash flows in 2009 and further improve our liquidity; our belief that our focus in the last several months will enable us to have a solid foundation for executing our business plan in 2009; our belief that we will be well situated to implement a more aggressive publishing strategy for the next generation handsets while continuing to deliver the best games for the traditional carrier market; and our intent to align revenue and expenses and our belief that we will exit 2009 with a stronger and more diversified publishing platform and stronger partnerships with our key licensing partners. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that our impairment charge will be greater or less than anticipated; the risk that our 2008 activities will not succeed in setting a solid foundation for executing our business plan in 2009; the risk that we will not execute our 2009 publishing strategy for next generation handsets as currently anticipated; the risk that our title plan roadmaps for the remainder of 2009, including for next generation platforms, may be less successful than we anticipate or that we will not release the titles on the schedules that we currently anticipate or at all; the risk that the MIG restructuring, the extension of our credit line and the reduction in our operating expenses will not improve our liquidity at the levels we currently anticipate; the risk that we are unable to manage our operating expenses to the levels required for us to deliver positive cash flow in 2009 and further improve our liquidity; the risk that our auditors will include a going concern explanatory paragraph in their audit opinion for the year ended December 31, 2008; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploitation of the next generation platforms while continuing to address the traditional carrier market; the risk that we may lose a key intellectual property license or key carrier distribution agreement; the risk that growth of next generation handsets and advanced networks does not grow as significantly in 2009 as we anticipate; the risk that our development expenses for games for next generation handsets are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original intellectual property titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that mobile games market is smaller than anticipated; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. We are under no obligation, and expressly disclaim any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah's, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Sweden, Poland, Russia, China, Brazil, Chile, Canada and Mexico. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com.

GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the 'g' character logo are trademarks of Glu Mobile Inc. or one of its subsidiaries.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$19,166	$57,816
Short-term investments	-	1,994
Accounts receivable, net	19,826	18,369
Prepaid royalties	14,998	10,643
Prepaid expenses and other current assets	2,704	2,589
Total current assets	56,694	91,411

Property and equipment, net	4,861	3,817
Prepaid royalties	4,249	2,825
Other long-term assets	930	1,593
Intangible assets, net	20,320	14,597
Goodwill	4,002	47,262
Total assets	$91,056	$161,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$6,569	$6,427
Accrued liabilities	686	217
Accrued compensation	2,184	2,322
Accrued royalties	17,893	12,759
Accrued restructuring	1,000	-
Deferred revenues	727	640
Current portion of long-term debt	14,000	-
Total current liabilities	43,059	22,365
Other long term liabilities	11,697	9,679
Long-term debt, less current portion	10,125	-
Total liabilities	64,881	32,044

Common stock	3	3
Additional paid-in capital	184,757	179,924
Deferred stock-based compensation	(11)	(113)
Accumulated other comprehensive income	1,170	2,080
Accumulated deficit	(159,744)	(52,433)
Stockholders' equity	26,175	129,461
Total liabilities and stockholders' equity	$91,056	$161,505

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

Revenues	$21,577	$18,141	$89,767	$66,867

Cost of revenues:
Royalties	5,920	5,114	22,562	18,381
Impairment of prepaid royalties and guarantees	4,158	-	6,313	-
Amortization of intangible assets	3,220	613	11,309	2,201
Total cost of revenues	13,298	5,727	40,184	20,582
Gross profit	8,279	12,414	49,583	46,285

Operating expenses:
Research and development	7,536	6,271	32,140	22,425
Sales and marketing	8,239	3,693	26,066	13,224
General and administrative	4,395	4,476	20,971	16,898
Amortization of intangible assets	57	75	261	275
Restructuring charge	1,458	-	1,744	-
Acquired in-process research and development	-	59	1,110	59
Impairment of goodwill	23,500	-	70,118	-
Gain on sale of assets	-	-	-	(1,040)
Total operating expenses	45,185	14,574	152,410	51,841

Loss from operations	(36,906)	(2,160)	(102,827)	(5,556)

Interest and other income/(expense), net:
Interest income	77	871	919	2,953
Interest expense	(27)	(9)	(78)	(880)
Other income/(expense), net	(25)	(693)	(2,197)	(108)
Interest and other income/(expense), net	25	169	(1,356)	1,965

Loss before income taxes and minority interest	(36,881)	(1,991)	(104,183)	(3,591)
Income tax (provision)	(961)	1,079	(3,126)	265
Minority interest in consolidated subsidiaries	-	-	(3)	-

Net loss	(37,842)	(912)	(107,312)	(3,326)
Accretion to preferred stock	-	-	-	(17)
Deemed dividend	-	-	-	(3,130)
Net loss attributable to common stockholders	$(37,842)	$(912)	$(107,312)	$(6,473)

Net loss per share attributable to common stockholders - basic and diluted:
Net loss	(1.28)	(0.03)	(3.65)	(0.14)
Accretion to preferred stock	-	-	-	-
Deemed dividend	-	-	-	(0.14)
Net loss per share attributable to common stockholders - basic and diluted	$(1.28)	$(0.03)	$(3.65)	$(0.28)

Weighted average common shares outstanding - basic and diluted	29,583	28,929	29,379	23,281

Stock-based compensation expense included in:
Research and development	$203	$275	$714	$939
Sales and marketing	1,271	176	$5,174	674
General and administrative	381	573	$2,097	2,186
Total stock-based compensation expense	$1,855	$1,024	$7,985	$3,799

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	December 31, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	3,220	(3,220)		-
Total cost of revenues	13,298	(3,220)		10,078
Gross profit	8,279	3,220		11,499

Research and development	7,536	(203)	a	7,333
Sales and marketing	8,239	(4,680)	a	3,559
General and administrative	4,395	(429)	a	3,966
Amortization of intangible assets	57	(57)		-
Restructuring charge	1,458	(1,458)		-
Acquired in-process research and development	-	-		-
Impairment of goodwill	23,500	(23,500)		-

Total operating expenses	45,185	(30,327)		14,858

Loss from operations	(36,906)	33,547		(3,359)

Interest and other income/(expense), net	25	26	b	51
Loss before income taxes and minority interest	(36,881)	33,573		(3,308)

Net loss	(37,842)	33,573		(4,269)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(1.28)			$(0.14)
Non-GAAP net loss per share - diluted	$(1.28)			$(0.14)
Shares used in computing basic net loss per share	29,583			29,583
Shares used in computing diluted net loss per share	29,583			29,583

a - Excluded amount represents stock-based compensation expense of $1,855, Superscape and MIG transitional expenses of $48 and MIG earnout expense of $3,409
b - Excluded amount represents gain on auction-rate securities of $1,958 and foreign currency exchange losses of $1,984

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	December 31, 2007
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	613	(613)		-
Total cost of revenues	5,727	(613)		5,114
Gross profit	12,414	613		13,027

Research and development	6,271	(275)	a	5,996
Sales and marketing	3,693	(176)	a	3,517
General and administrative	4,476	(573)	a	3,903
Amortization of intangible assets	75	(75)		-
Acquired in-process research and development	59	(59)		-

Total operating expenses	14,574	(1,158)		13,416

Loss from operations	(2,160)	1,771		(389)

Interest and other income, net	169	690	b	859
Net income/(loss)	(912)	2,461		1,549

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.03)			$0.05
Non-GAAP net income/(loss) per share - diluted	$(0.03)			$0.05
Shares used in computing basic net income/(loss) per share	28,929			28,929
Shares used in computing diluted net income/(loss) per share	28,929			30,122

a - Excluded amount represents stock-based compensation expense of $1,024
b - Excluded amount represents impairment of auction-rate securities of $806 and foreign exchange gains of $116

Glu Mobile Inc.	Twelve Months Ended
GAAP to Non-GAAP Reconciliation	December 31, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	11,309	(11,309)		-
Total cost of revenues	40,184	(11,309)		28,875
Gross profit	49,583	11,309		60,892

Research and development	32,140	(1,134)	a	31,006
Sales and marketing	26,066	(10,508)	a	15,558
General and administrative	20,971	(2,879)	a	18,092
Amortization of intangible assets	261	(261)		-
Restructuring charge	1,744	(1,744)		-
Acquired in-process research and development	1,110	(1,110)		-
Impairment of goodwill	70,118	(70,118)		-

Total operating expenses	152,410	(87,754)		64,656

Loss from operations	(102,827)	99,063		(3,764)

Interest and other income/(expense), net	(1,356)	2,227	b	871
Loss before income taxes and minority interest	(104,183)	101,290		(2,893)

Net loss	(107,312)	101,290		(6,022)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share - basic	$(3.65)			$(0.20)
Non-GAAP net loss per share - diluted	$(3.65)			$(0.20)
Shares used in computing basic net loss per share	29,379			29,379
Shares used in computing diluted net loss per share	29,379			29,379

a - Excluded amount represents stock-based compensation expense of $7,985, Superscape and MIG transitional expenses of $1,263 and MIG earnout expense of $5,273
b - Excluded amount represents gain on auction-rate securities of $806 and foreign currency exchange losses of $3,033

Glu Mobile Inc.	Twelve Months Ended
GAAP to Non-GAAP Reconciliation	December 31, 2007
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	2,201	(2,201)		-
Total cost of revenues	20,582	(2,201)		18,381
Gross profit	46,285	2,201		48,486

Research and development	22,425	(939)	a	21,486
Sales and marketing	13,224	(674)	a	12,550
General and administrative	16,898	(2,186)	a	14,712
Amortization of intangible assets	275	(275)		-
Acquired in-process research and development	59	(59)		-
Gain on sale of assets	(1,040)	1,040		-

Total operating expenses	51,841	(3,093)		48,748

Loss from operations	(5,556)	5,294		(262)

Interest and other income, net	1,965	116	b	2,081
Net income/(loss)	(3,326)	5,410		2,084

Net loss attributable to common stockholders	$(6,473)	$5,410		$(1,063)

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.14)			$0.09
Non-GAAP net income/(loss) per share - diluted	$(0.14)			$0.07
Shares used in computing basic net income/(loss) per share	23,281			23,281
Shares used in computing diluted net income/(loss) per share	23,281			28,539

a - Excluded amount represents stock-based compensation expense of $3,799
b - Excluded amount represents impairment of auction-rate securities of $806 and foreign currency exchange gains of $690

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired In-Process Research and Development. Glu recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expense, in connection with the acquisition of iFone and MIG. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted SFAS 123R, "Share-Based Payment" beginning in its fiscal year 2006. When evaluating the performance of its consolidated results Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of SFAS 123R, "Share-Based Payment" beginning with its fiscal year ending December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain on Sale of Assets. Glu recognized a gain on sale of assets related to the sale of its ProvisionX software. Under the terms of the agreement, the company will co-own the intellectual property rights to the ProvisionX software, excluding any alterations or modifications following completion of the sale, by the third party. As this is non-recurring Glu believes it does not reflect the company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this gain.

Gain/Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its auction-rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS previously held by the company were private placement securities with long-term nominal maturities for which the interest rates were reset through a Dutch auction each month. The monthly auctions historically provided a liquid market for these securities. The company's previous investments in ARS represented interests in collateralized debt obligations supported by pools of residential and commercial mortgages or credit cards, insurance securitizations and other structured credits, including corporate bonds. Upon full redemption of the auction-rate securities by the sponsoring broker Glu reversed all previously recorded impairments.

Glu believes that the impairment/gain of these investments do not reflect the company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring Charge. Glu undertook restructuring activities in 2008 (1) to relocate its France operations from Nice to Paris and to terminate certain employees located in Glu's Hong Kong office and (2) to terminate certain employees and to exit a portion of the company’s corporate offices. The resulting restructuring charges principally consisted of costs associated with employee termination benefits, depreciation (a non-cash charge) and remaining lease payment obligations. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG Earnout Expenses. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who are also shareholders. Glu initially recorded the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009, and has excluded from its non-GAAP financial measures the impact of the non-equity component of the additional consideration. In the quarter ended December 31, 2008, Glu restructured these payments into debt obligations that become due at various times through December 31, 2010. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu's operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Impairment of Goodwill. In accordance with FAS 142 "Goodwill and Other Intangible Assets" Glu performs its annual goodwill impairment test as of September 30. Glu recorded a goodwill impairment charge in the third quarter of 2008 as the fair value of two of its three reporting units was determined to be below the carrying value of their respective goodwill balances. In addition, Glu performed an interim impairment test as of December 31, 2008 and recorded an additional preliminary goodwill impairment charge in that quarter as the fair value of two of its three reporting units was determined to be below the carrying value of their respective goodwill balances. Glu believes these charges do not reflect the company's ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments, enabling them to compare the company's core operating results in different periods without this variability.

Foreign currency exchange gains and losses. Foreign exchange gains and losses represent the net gain or loss we have recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause our reported results to vary significantly. Due to the unusual magnitude of these losses in the quarter ended December 31, 2008 and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu has presented non-GAAP loss and loss per share excluding foreign exchange losses for comparability purposes. Glu believes that these losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these losses, enabling them to compare the company's core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized for the three months ended were as follows (in thousands):

Foreign exchange gains/(losses) recognized for the three months and year ended were as follows (in thousands):

March 31, 2007	$149
June 30, 2007	68
September 30, 2007	357
December 31, 2007	116
2007	$690

March 31, 2008	$318
June 30, 2008	(66)
September 30, 2008	(1,301)
December 31, 2008	(1,984)
2008	$(3,033)

CONTACT:
The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com